Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Income Securities Trust

In planning and performing our audit of the financial statements of Federated Muni and Stock Advantage Fund (one of the portfolios constituting Federated Income Securities
Trust) (the "Trust") for the year ended
October 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
 Form N-SAR, not to provide assurance on
internal control.

The management of the Trust is responsible
 for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally accepted accounting principles.
 Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company
Accounting Oversight Board (United States).
A material weakness is a condition in
which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal
control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2004.

This report is intended solely for the information
 and use of management and the Board
of Trustees of Federated Income Securities Trust
 and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




Boston, Massachusetts
December 10, 2004